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VIA FEDERAL EXPRESS



October 13, 1994







Lamonts Apparel, Inc.
3650 131st Avenue SE
Bellevue, WA. 98006
Attn:  Mr. Earl Spokane

RE:   LAMONTS APPAREL, INC. ("BORROWER")

Gentlemen:

Reference is hereby made to that certain Loan And Security Agreement by and between FOOTHILL CAPITAL CORPORATION ("Foothill") and LAMONTS APPAREL, INC. ("Borrower") dated as of January 13, 1994 (as amended and supplemented, the "Agreement").

Foothill is in receipt of your request for it to grant, and hereby grants, a temporary increase in the "Maximum Amount" that may be advanced under the Agreement during the period from October 1, 1994, through December 31, 1994, from $28,000,000 to $31,000,000.

This facility shall be available to Borrower as an accommodation by Foothill from October 1, 1994 through December 31, 1994 only. Borrower agrees to pay Foothill an Overline fee in the amount of $30,000 upon execution of the acknowledgment copy of this letter, and said fee shall be earned at the time of payment and shall be non-refundable.

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Lamonts Apparel, Inc.
October 13, 1994
Page Two







Foothill's granting of said accommodation does not affect or diminish Foothill's rights hereafter to require strict performance by Borrower of each provision of the Agreement. Foothill's rights and remedies under the Agreement shall continue in full force and effect and the consequences of any act or failure to act on the part of Borrower which would constitute an Event of Default as defined in the Agreement are not waived, except as contemplated by that certain waiver executed concurrently herewith.

If all the foregoing correctly and accurately sets forth our understanding, please acknowledge by signing in the space provided below.

Sincerely,                             Agreed to this ___ day of October, 1994.

FOOTHILL CAPITAL CORPORATION           LAMONTS APPAREL, INC.



Lisa M. Gonzales                       By
Assistant Vice President                   -------------------------

                                       Its
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